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                                                                     Exhibit 4.7



                            SHARE PURCHASE AGREEMENT


         THIS AGREEMENT made as of November 1, 2008.

         AMONG:

         SKY GROUP OF COMPANIES INC.

         (the "Purchaser")

         - and -

         MOHAN J. THADANI

         ("Thadani")

         - and -

         MODUS ENTERPRISE INTERNATIONAL INC.

         (the "Vendor")

         - and -

         BONSO ELECTRONICS INTERNATIONAL INC.

         ("Bonso")

         - and -

         GRAM PRECISION SCALES INC.

         (the "Corporation")

         THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties covenant and agree as follows:

1.       Definitions
         -----------

         In this Agreement, unless the context otherwise requires or unless otherwise defined, all capitalized words shall have the meaning given them in Schedule "A".

2.       Agreement to Purchase
         ---------------------

         Subject to the terms and conditions of this Agreement, the Vendor agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Vendor, the Purchased Shares on Closing.

3.       Purchase Price
         --------------

(a) The purchase price payable by the Purchaser for the Purchased Shares shall be the sum of US $1.00 (the "Purchase Price").

(b) The Purchase Price shall be paid and satisfied by the Purchaser on the Closing Date by the payment of the sum of US $1.00, which shall be paid to the Vendor by cash or cheque.

4.       Debt Forgiveness
         ----------------

         The parties acknowledge that the Corporation is indebted to Bonso for approximately US $5,000,000.00 in respect of products supplied by Bonso to the Corporation. Bonso agrees to forgive all debts owing by the Corporation to Bonso in excess of US $1,700,000.00. The sum of US $1,700,000.00 which shall remain owing by the Corporation to Bonso, shall be evidenced by the Promissory Note which is to be given by the Corporation to Bonso on Closing, and the terms of payment of such debt shall be those as set out in the Promissory Note. The Promissory Note shall provide that no payment except for the first $1,050,000 due under the Promissory Note (the "Permitted Amount") shall be due or shall be paid at any time if:

(a) at such time the Corporation is in breach of any term or provision of any agreement (a "Lending Agreement") that the Corporation has entered into with an institutional lender (a "Lender") and such Lender has required that payments under the Promissory Note be suspended in accordance with the provisions of a Lending Agreement; or

(b) if the making of such payment shall cause the Corporation to be in breach of any term or provision of a Lending Agreement made with a Lender.

Bonso shall, at the request of the Corporation made from time to time, enter into a subordination agreement directly with a Lender in such form as the Lender may require to confirm the foregoing provisions. This provision supercedes any inconsistent provision set out in the Promissory Note. Despite the foregoing, the Corporation shall use all reasonable commercial efforts to make due and punctual payments under the Promissory Note, including requesting the Lender to consent to any payments which would otherwise not be permitted by a subordination agreement.

5.       Bank Guarantee
         --------------

         The parties acknowledge that Bonso has provided assurances to HSBC Bank Canada, including a "Bank to Bank Guarantee", which assurances support a $650,000 line of credit (the "Line of Credit") in favour of the Corporation which has been established with HSBC Bank Canada. Bonso and the Vendor jointly and severally agree that they will do everything that is necessary or desirable to maintain all of such assurances in place for a period of 12 months following Closing (the "Initial Period"). If despite using reasonable commercial efforts, the Corporation is unable to obtain conventional bank financing prior to the end of the Initial Period to permit the Line of Credit to remain in place without such assurances, Bonso shall either extend the Initial Period until such conventional bank financing can be obtained, or reduce the Permitted Amount to such amount as is required by the Corporation to obtain such conventional bank financing.

6.       Legal , Consulting and Accounting Fees
         --------------------------------------

(a) The parties agree that that the Vendor and Bonso shall be jointly and severally responsible for 50% of the legal, consulting and accounting fees and disbursements incurred by the Purchaser, the Corporation and Thadani in association with the Transaction (the "Vendor Group Fees").

(b) The parties also agree that Bonso will be responsible for 100% of the:

     (i) outstanding fees and disbursements owing by the Corporation to the Corporation's accountants; and

     (ii) accounting fees incurred and to be incurred by the Corporation in connection with the fiscal year of the Corporation ended March 31, 2008 and the fiscal period of the Corporation ended November 1, 2008 for the preparation of financial statements and tax returns,

          (collectively, the "Accounting Fees").

(c) On Closing, the Vendor and Bonso will provide a written direction to Pallett Valo LLP, directing Pallett Valo LLP to pay the Vendor Group Fees and the Accounting Fees out of funds currently held by Pallett Valo LLP in trust for Bonso.

7.       Representations and Warranties of the Vendor and Bonso
         ------------------------------------------------------

         The Vendor and Bonso hereby jointly and severally represent and warrant to the Purchaser, upon each of which representations and warranties the Purchaser specifically relies, as follows:

     (a) the Vendor is an international business corporation duly incorporated and organized and validly subsisting under the laws of British Virgin Islands;

     (b) Bonso is a corporation duly incorporated and organized, and validly existing under the laws of Hong Kong;

     (c) the Purchased Shares are owned by the Vendor as the beneficial owner of record, with good and marketable title thereto, free and clear of all Encumbrances;

     (d) the Vendor has the exclusive right to sell and dispose of the Purchased Shares in accordance with the terms of this Agreement;

     (e) the Purchased Shares have been duly and validly issued and are outstanding as fully paid and non-assessable shares in the capital of the Corporation;

     (f) no Person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor of any of the Purchased Shares;

     (g) the Vendor has not had any petition for a receiving order in bankruptcy filed against the Vendor, nor has the Vendor made a voluntary assignment in bankruptcy or a proposal to creditors; and

     (h) this Agreement has been duly executed and delivered by each of the Vendor and Bonso and constitutes a valid and binding obligation of the Vendor and Bonso enforceable against each of them in accordance with its terms, subject to the fact that:

          (i) such enforcement may be limited by applicable bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights generally; and

          (ii) equitable remedies, including, without limitation, the remedies of specific performance and injunction, may only be granted in the discretion of a court of competent jurisdiction;

     (i) no representation or warranty by the Vendor or Bonso contained in this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make such representation and warranty not misleading.

8.       Representations and Warranties of the Purchaser
         -----------------------------------------------

         The Purchaser represents and warrants to the Vendor, upon each of which representations and warranties the Vendor specifically relies, as follows:

     (a) the Purchaser is a corporation duly incorporated and organized, and validly subsisting under the laws of Ontario;

     (b) the Purchaser has not had any petition for a receiving order in bankruptcy filed against the Purchaser, nor has the Purchaser made a voluntary assignment in bankruptcy or a proposal to creditors;

     (c) this Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the fact that:

          (i) such enforcement may be limited by applicable bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights generally; and

          (ii) equitable remedies, including, without limitation, the remedies of specific performance and injunction, may only be granted in the discretion of a court of competent jurisdiction; and

     (d) no representation or warranty by the Purchaser contained in this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make such representation and warranty not misleading.

9.       Survival of Representations and Warranties
         ------------------------------------------

         The representations and warranties of the parties contained in this Agreement shall survive the Closing and, despite the Closing, shall continue thereafter in full force and effect. No investigations made by or on behalf of the parties at any time shall have the effect of superseding, prejudicing, waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the parties in this Agreement.

10.      Covenants of the Vendor and Bonso
         ---------------------------------

         The Vendor and Bonso covenant and agree with the Purchaser, as follows:

     (a) on Closing, they shall deliver to the Purchaser the resignations of Albert W. So, Anthony So, Kit (Cathy) Teng Pang and Henry F. Schlueter as officers and directors of the Corporation;

     (b) on Closing, to execute and deliver all documents, including, without limitation, the documents described in section 15 below and perform all acts and things necessary or desirable to give effect to the purposes and intent of this Agreement and ensure that the representations and warranties made by the Vendor and Bonso in this Agreement are true and correct as of the Closing Date; and

     (c) on Closing, to execute and deliver all documents reasonably required to update the minute book of the Corporation.

11.      Release by Vendor and Bonso
         ---------------------------

(a) The Vendor and Bonso (collectively, the "Vendor Group") hereby release, remise, and forever discharge the Purchaser, the Corporation and Thadani (collectively, the "Releasees") of and from all actions, causes of action, suits, debts, duties, accounts, bonds, covenants, contracts, claims and demands whatsoever in law or in equity which the Vendor Group now has or hereafter may have against the Releasees (or any of them) for or by reason of or in any way arising out of any cause, matter or thing whatsoever existing up to and including the date of this Agreement, and in particular and without in any way limiting the generality of the foregoing, as a result of, in connection with or arising out of:

     (i) either member of the Vendor Group having been a direct or indirect shareholder or creditor of the Corporation;

     (ii) any obligation of the Corporation to Bonso in respect of product purchases or other indebtedness of any nature or kind whatsoever in excess of the amount owing under the Promissory Note;

     (iii) Thadani having been a director, officer and employee of the Corporation; and

     (iv) the Shareholders Agreement.

(b) The Vendor Group further covenant and agree with the Releasees not to join, assist, aid or act in concert in any manner whatsoever with any other person, firm or corporation in the making of any claim or demand or in the bringing of any proceeding or action in any manner whatsoever against the Releasees, or any of them, or to make any claim or to take any proceedings against any other person or entity in respect of the matters and claims hereby released who might claim contribution or indemnity from the Releasees or any of them.

(c) This Release shall not extend to release:

     (i)  the Releasees from the terms of this Agreement;

     (ii) the Corporation from the Promissory Note;

     (iii) the guarantors of the Promissory Note from their respective guarantee obligations under the Promissory Note; or

     (iv) the Releasees from the Escrow Agreement made as of the 1st day of August 2002 among Bonso, the Vendor, Thadani, the Corporation and Pallett Valo LLP.

12.      Release by the Purchasers, the Corporation and Thadani
         ------------------------------------------------------

(a) The Purchaser, the Corporation and Thadani (collectively, the Releasors") hereby release, remise, and forever discharge the Vendor and Bonso (collectively, the "Vendor Group") of and from all actions, causes of action, suits, debts, duties, accounts, bonds, covenants, contracts, claims and demands whatsoever in law or in equity which the Releasors (or any of them) now have or hereafter may have against the Vendor Group for or by reason of or in any way arising out of any cause, matter or thing whatsoever existing up to and including the date of this Agreement, and in particular and without in any way limiting the generality of the foregoing, as a result of, in connection with or arising out of:

     (i) either member of the Vendor Group having been a direct or indirect shareholder or debtor of the Corporation;

     (ii) any obligation of Bonso or any of its officers, directors, agents or affiliates of any nature or kind whatsoever to the Corporation, Thadani, or their respective affiliates;

     (iii) the Shareholders Agreement, and

     (iv) Anthony So, Kit (Cathy) Teng Pang, Albert So, Henry F. Schlueter or any other officer, director, agent or employee of Bonso having been an officer, director or employee of the Corporation.

(b) The Releasors further covenants and agrees with the Vendor Group not to join, assist, aid or act in concert in any manner whatsoever with any other person, firm or corporation in the making of any claim or demand or in the bringing of any proceeding or action in any manner whatsoever against the Vendor Group or any of them or to make any claim or to take any proceedings against any other person or entity in respect of the matters and claims hereby released who might claim contribution or indemnity from the Vendor Group or any of them.

(c) This Release shall not extend to release the members of the Vendor Group from:

     (i)  the terms of this Agreement; or

     (ii) the Escrow Agreement made as of the 1st day of August 2002 among Bonso, the Vendor, Thadani, the Corporation and Pallett Valo LLP.

13.      Indemnification by the Vendor
         -----------------------------

(a) The Vendor and Bonso jointly and severally covenant and agree to indemnify and hold harmless the Purchaser and the Corporation from and against any and all Claims which may be made or brought against the Purchaser or the Corporation or which the Purchaser or the Corporation may suffer or incur as a result of, in connection with or arising out of:

     (a) any non-fulfillment of any covenant or agreement on the part of the Vendor or Bonso under this Agreement; and

     (b) any breach of any representation or warranty of the Vendor or Bonso contained in this Agreement or in any certificate or other document furnished by the Vendor pursuant to this Agreement.

The indemnities of the Vendor and Bonso contained in this section shall survive the Closing and continue afterwards in full force and effect.

14.      Indemnification by the Purchaser
         --------------------------------

         The Purchaser and the Corporation jointly and severally covenant and agree to indemnify and hold harmless the Vendor and Bonso from and against any and all Claims which may be made or brought against the Vendor and Bonso, or which the Vendor and Bonso may suffer or incur as a result of, in connection with or arising out of:

     (a) any non-fulfillment of any covenant or agreement on the part of the Purchaser or the Corporation under this Agreement; and

     (b) any breach of any representation or warranty of the Purchase or the Corporation contained in this Agreement or in any certificate or other document furnished by the Purchaser or the Corporation pursuant to this Agreement.

The indemnities of the Purchaser and the Corporation contained in this section shall survive the Closing and continue afterwards in full force and effect.

15.      Closing
         -------

(a) Closing shall take place at the Closing Time on the Closing Date at the Closing Location, and shall be deemed to be effective as of and from November 1, 2008 for all purposes.

(b) On or before the Closing Date, all corporate parties shall take or cause to be taken all actions, steps and corporate proceedings necessary or desirable to validly and effectively approve or authorize the completion of the Transaction.

(c) Without limiting the generality of section 15(b), the Vendor shall deliver the following to the Purchaser at the Closing Time, all of which shall, unless otherwise stated, be dated the Closing Date:

     (i) share certificates representing the Purchased Shares duly endorsed in favour of the Purchaser in fully transferable form;

     (ii) certified copy of a resolution of the board of directors of the Corporation authorizing the transfer of shares;

     (iii) the resignations of Anthony So, Albert W. So, Kit (Cathy) Teng Pang and Henry F. Schlueter as directors and officers, as applicable, of the Corporation; and

     (iv) all such other documents and agreements as the Purchaser's solicitors reasonably consider necessary or desirable to give effect to the Transaction or to update the minute books of the Corporation.

(d) Without limiting the generality of section 15(b), the Purchaser shall deliver the following to the Vendor at the Closing Time, all of which shall, unless otherwise stated, be dated the Closing Date:

     (i)  the monies described in section 3(a); and

     (ii) the Promissory Note.

16.      General Contract Terms
         ----------------------

(a)      Entire Agreement
         ----------------

         This Agreement, including any Schedules and any agreements and documents to be delivered pursuant to the terms of this Agreement, constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no representations, warranties or other agreements, whether oral or written, between the parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding on the parties unless same is in writing and signed by all of the parties.

(b)      Schedules
         ---------
         The Schedules are as follows:

Schedule "A" - Definitions

Schedule "B"- Promissory Note

The Schedules are incorporated into and form an integral part of this Agreement.

(c)      Waiver
         ------

         No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No forbearance by any party to seek a remedy for any breach by any other party of any provision of this Agreement shall constitute a waiver of any rights or remedies with respect to any subsequent breach.

(d)      Headings
         --------

         The division of this Agreement into sections and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Agreement or any part of it.

(e)      References to Articles
         ----------------------

         Any reference to a section or Schedule in this Agreement shall be deemed a reference to the applicable Article, section or Schedule contained in or attached to this Agreement and to no other agreement or document unless specific reference is made to such other agreement or document.

(f)      Statutes
         --------

         Any reference to a statute in this Agreement includes a reference to all regulations made pursuant to such statute, all amendments made to such statute and regulations in force from time to time and to any statute or regulation which may be passed and which has the effect of supplementing or superseding such statute or regulations.

(g)      Applicable Law
         --------------

         This Agreement shall be construed in accordance with the laws of the Province of Ontario (other than Ontario principles of conflicts of law) and the laws of Canada applicable in the Province of Ontario and shall be treated in all respects as an Ontario contract. All disputes arising out of or in connection with or in relation to this Agreement shall be submitted to the jurisdiction of the courts of the province of Ontario which shall have exclusive jurisdiction over any such dispute. Each of the parties irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

(h)      Currency
         --------

Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful US funds.

(i)      Invalidity
         ----------

         If any provision of this Agreement or any part of any provision of this Agreement is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such provision or part shall not affect the validity, legality or enforceability of any other provision of this Agreement or the balance of any provision of this Agreement absent such part and such invalid, illegal or unenforceable provision or part shall be deemed to be severed from this Agreement and this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision or part had never been inserted in this Agreement.

(j)      Further Assurances
         ------------------

         The parties shall with reasonable diligence do all things and provide all such reasonable assurances as may be required to complete the Transaction. Each party shall provide and execute such further documents or instruments as may be reasonably required by any other party, exercise its influence and do and perform or cause to be done or performed such further and other acts as may be reasonably necessary or desirable to effect the purpose of and to carry out the provisions of this Agreement.

(k)      Counterparts and Execution by Fax
         ---------------------------------

         This Agreement may be executed by the parties in separate counterparts each of which when so executed and delivered to all of the parties shall be deemed to be and shall be read as a single agreement among the parties. In addition, execution of this Agreement by any of the parties may be evidenced by way of a faxed or pdf transmission of such party's signature (which signature may be by separate counterpart), or a photocopy of such faxed or pdf transmission, and such faxed or pdf signature, or photocopy of such faxed or pdf signature, shall be deemed to constitute the original signature of such party to this Agreement.

(l)      Assignability
         -------------
         Neither this Agreement nor any rights or obligations of any of the parties under this Agreement may be assigned by any of the parties without the prior written consent of all of the other parties.

(m)      Binding Effect
         --------------

         This Agreement shall enure to the benefit of and shall be binding upon the parties and their respective heirs, executors, administrators and successors.





         IN WITNESS WHEREOF this Agreement has been executed by the parties on December 12, 2008 with effect as of November 1, 2008.

                                                                     Sky Group of Companies Inc.

                                                          Per:
                                                                     ------------------------------------------------
                                                          Name:      Mohan Thadani
                                                          Title:     President
Witness

---------------------------------------------                        -------------------------------------------------
Name:                                                                Mohan Thadani


                                                                     Modus Enterprise International Inc.

                                                          Per:
                                                                      -------------------------------------------------
                                                          Name:      Henry F. Schlueter
                                                          Title:     Assistant Secretary and Attorney-in-Fact

                                                                     Bonso Electronics International Inc.

                                                          Per:
                                                                     -------------------------------------------------
                                                          Name:
                                                          Title:

                                                                     Gram Precision Scales Inc.

                                                          Per:
                                                                     -------------------------------------------------
                                                          Name:      Mohan Thadani
                                                          Title:     President

                                  SCHEDULE "A"

                                   DEFINITIONS

     In this Agreement, the following words and phrases (which may be used in the singular or plural) shall have the meanings set forth after them:

     "Agreement" means this agreement as amended from time to time;

     "Claims" means any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, penalties or other sanctions and any and all costs and expenses arising in connection therewith, including, without limitation, legal fees and disbursements on a solicitor and his own client basis (including, without limitation, all such legal fees and disbursements in connection with any and all appeals);

     "Closing" means the completion of the Transaction on the Closing Date;

     "Closing Date" means December 19, 2008, or such other date as the parties may agree upon in writing;

     "Closing Location" means the Mississauga, Ontario, offices of Pallett Valo LLP or such other place as may be approved in writing by the parties;

     "Closing Time" means 2 p.m. on the Closing Date or such other time as the parties may agree upon in writing;

     "Encumbrances" means security interests, charges, mortgages, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

     "Person" means an individual, partnership, corporation, firm, trust, unincorporated association, joint venture, syndicate or other entity or Governmental Entity;

     "Promissory Note" means a promissory note to be given by the Corporation to Bonso on Closing and to be guaranteed by Dragonfly Distributing (Canada) Inc. and Tantric Europe Ltd., and to be in the form attached to this Agreement as Schedule "B".

     "Purchase Price" shall have the meaning given that term in section 3(a);

     "Purchased Shares" means the 2,805 common shares of the Corporation which are registered in the name of and beneficially owned by the Vendor;

     "Schedules" means the schedules attached to this Agreement and which are more particularly described in section 13 (b);

     "Shareholder Agreement" means the agreement made among Bonso, the Vendor, the Purchaser, Thadani and the Corporation dated August 1, 2002.

     "Transaction" means the transaction of purchase and sale contemplated by this Agreement.

                                  SCHEDULE "B"

                                 PROMISSORY NOTE



                                  SCHEDULE "B"


                                 PROMISSORY NOTE


Principal Amount:     $1,700,000.00 U.S

Date:                 As of November 1, 2008

     For value received, Gram Precision Scales Inc. (the "Maker") promises to pay to Bonso Electronics International Inc. (the "Holder") at Unit 1915-1916 19/F Delta House, 3 On YIU Street, Shek Mun, Shatin, New Territories, Hong Kong, or at such other place as the Holder may designate from time to time to the Maker in writing, in lawful money of the United States of America, at the time or times set out below, the principal sum of $1,700,000.00 (the "Principal Amount"), without interest.

     The Principal Amount shall be payable in 6 equal installments of $10,000 each on the 30th day of each month, commencing on December 30, 2008 and ending on May 30, 2009 and 82 equal installments of $20,000 each on the 30 day of each month, commencing on June 30, 2009 and ending on March 30, 2016.

     The Maker represents, warrants and covenants with, the Holder as follows:

          a. Authorization; Enforceability. All corporate action on the part of the Maker, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Maker hereunder has been taken, and this Note constitutes a valid and legally binding obligation of the Maker, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          b. Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, provincial or federal governmental authority is required on the part of the Maker in connection with the Maker's valid execution, delivery or performance of this Note.

          c. No Violation. The execution, delivery and performance by the Maker of this Note and the consummation of the transactions contemplated hereby will not result in a violation of its Articles of Incorporation or Bylaws, in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or provincial judgment, order, writ, decree, statute, rule or regulation applicable to the Maker or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Maker or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Maker, its business or operations, or any of its assets or properties.

     The occurrence of any one or more of the following events (regardless of the reason therefor), shall constitute an "Event of Default" hereunder:

          a. The Company shall fail to make any payment of principal of, or of interest on, or any other amount owing in respect of, the Note when due and payable or declared due and payable, and such failure shall have remained unremedied for a period of 90 days.

          b. A case or proceeding shall have been commenced against the Company in a court having competent jurisdiction (i) seeking a decree or order in respect of the Company under the Canadian bankruptcy laws as now constituted or hereafter amended or any other applicable Federal, provincial or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of the Company, and any such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          c. The Company shall (i) file a petition seeking relief under the Canadian bankruptcy laws as now constituted or hereafter amended, or any other applicable federal, provincial or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or of any substantial part of its or his properties, or (iii) fail generally to pay its debts as such debts become due.

          d. Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Company and the same shall not (i) be fully covered by insurance or bonded over or (ii) within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or have been discharged within five (5) days after the expiration of any such stay.

     If an Event of Default occurs as described herein, then the entire amount of the Note shall become immediately due and payable in full.

     Despite any other provision contained in this Promissory Note no payment, except for the first $1,050,000 due under this Promissory Note, shall be due or shall be paid under this Promissory Note at any time if:

          d. at such time the Corporation is in breach of any term or provision of any agreement (a "Lending Agreement") that the Corporation has entered into with an institutional lender (a "Lender") and such Lender has required that payments under this Promissory Note be suspended in accordance with the provisions of a Lending Agreement; or

          e. the making of such payment shall cause the Corporation to be in breach of any term or provision of a Lending Agreement made with a Lender.

     The Maker shall have the right to prepay at any time or times the whole or any part of the Principal Amount due under this Promissory Note, without notice, bonus or penalty, provided that such prepayments are made in multiples of $10,000.00, or if less than $10,000.00 remains unpaid, provided that the entire balance of the Principal Amount is paid.

     Upon default, this Promissory Note may be enforced in the courts of any province of Canada, which shall have exclusive jurisdiction with respect to all disputes concerning this Promissory Note. This Promissory Note shall be construed, interpreted and applied in accordance with, and shall be governed by the laws of the Province of Ontario, Canada.

     This Promissory Note is non-assignable and non-negotiable.

     IN WITNESS WHEREOF the undersigned has executed this Promissory Note on December 19 2008, with effect as of November 1, 2008.


                                                                     Gram Precision Scales Inc.

                                                          Per:
                                                                     -------------------------------------------------
                                                          Name:      Mohan Thadani
                                                          Title:     President


                                                         Guarantee

Dragonfly Distributing (Canada) Inc. and Tantric Europe Ltd. hereby guarantee the due and punctual payment of all principal due under this Promissory Note.

Dated as of November 1, 2008.



                                                                     Dragonfly Distributing (Canada) Inc.

                                                          Per:
                                                                      -------------------------------------------------
                                                          Name:      Mohan Thadani
                                                          Title:     President

                                                                     Tantric Europe Ltd.

                                                          Per:
                                                                     -------------------------------------------------
                                                          Name:      Mohan Thadani
                                                          Title:     President
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